PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Announces Results of Joint Special Meeting of Shareholders Relating to the Reorganizations of First Trust High Income Long/Short Fund and First Trust/abrdn Global Opportunity Income Fund with and into abrdn Income Credit Strategies Fund

WHEATON, IL – (BUSINESS WIRE) – May 31, 2024 – First Trust Advisors L.P. (“FTA”) announced today the results of the joint special meeting of shareholders of each of First Trust High Income Long/Short Fund (NYSE: FSD) (“FSD”) and First Trust/abrdn Global Opportunity Income Fund (NYSE: FAM) (“FAM” and collectively with FSD, the “Funds”) held on May 30, 2024.

Shareholders of FSD, a diversified, closed-end management investment company organized as a Massachusetts business trust, have approved the reorganization of FSD with and into abrdn Income Credit Strategies Fund (“ACP”), a diversified, closed-end management investment company organized as a Delaware statutory trust. As previously announced, the reorganization was approved by the Board of Trustees of FSD on October 23, 2023. Subject to the satisfaction of certain customary closing conditions, the reorganization of FSD into ACP is expected to close by the end of July 2024, or as soon as practicable thereafter. No assurance can be given as to the exact closing of the transaction. Upon the completion of the reorganization, which is expected to be tax-free, the assets of FSD will be transferred to, and the liabilities of FSD will be assumed by, ACP. The shareholders of FSD will receive shares of ACP with a value equal to the aggregate net asset value of the shares of FSD held by them.

The special meeting of shareholders of FAM has been adjourned in order to permit additional solicitation of shareholders of FAM and to allow shareholders additional time to vote on the reorganization of FAM with and into ACP. The special meeting of shareholders of FAM will reconvene on Tuesday, June 18, 2024 at 12:30 Central time in the offices of FTA at 120 East Liberty Drive, Suite 400, Wheaton, Illinois (the “Meeting”).

Shareholders of record of FAM as of the close of business on October 23, 2023, are entitled to vote at the Meeting. Whether or not shareholders plan to attend the Meeting, it is important that their shares be represented and voted at the Meeting. Shareholders may vote their shares by one of the methods described in the proxy materials previously mailed to them, which includes a combined proxy statement and prospectus (the “proxy statement”). The proxy statement contains important information regarding the proposed reorganizations and shareholders of FAM are urged to read the proxy statement and accompanying materials carefully. The proxy statement is also available at https://www.ftportfolios.com/Common/ContentFileLoader.aspx?ContentGUID=e7273425-e2a9-48b7-bb6d-73153c910a7a and the Securities and Exchange Commission’s website at www.sec.gov. If shareholders have any questions regarding the proposals, or need assistance voting, they may call EQ Fund Solutions, LLC at (866) 620-8437. The Board of Trustees of FAM believes the reorganization is in the best interests of FAM and recommends that shareholders of FAM vote “FOR” the reorganization.

FTA is a federally registered investment advisor and serves as the investment advisor of the Fund. FTA and its affiliate First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $218 billion as of April 30, 2024 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

In the United States, abrdn is the marketing name for the following affiliated, registered investment advisers: abrdn Inc., abrdn Investments Limited, abrdn Asia Limited, abrdn Private Equity (Europe) Limited and abrdn ETFs Advisors LLC.

Additional Information / Forward-Looking Statements

This press release is not intended to, and shall not, constitute an offer to purchase or sell shares of the Funds or ACP; nor is this press release intended to solicit a proxy from any shareholder of FAM. The Funds and their trustees and officers, FTA, abrdn and certain of their respective officers and employees, and other persons may be deemed under the rules of the Securities and Exchange Commission to be participants in the solicitation of proxies from shareholders in connection with the matters described above. Information about the trustees and officers of the Funds, FTA and its officers and employees, and other persons may be found in the proxy statement. An investor should carefully consider the investment objectives, risks, charges and expenses of the Funds or ACP, as applicable, before investing.

Certain statements made in this news release that are not historical facts are referred to as “forward-looking statements” under the U.S. federal securities laws. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the historical experience of FTA and the funds managed by FTA and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FTA, the Funds and ACP undertake no responsibility to update publicly or revise any forward-looking statements.

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CONTACT: Jeff Margolin – (630) 517-7643

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CONTACT: Daniel Lindquist – (630) 765-8692

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CONTACT: Chris Fallow – (630) 517-7628

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SOURCE: First Trust Advisors L.P.